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                     THIRD AMENDMENT TO EMPLOYMENT AGREEMENT


         This Third Amendment to Employment Agreement (the "Third Amendment") is made and entered into as of January 1st, 2004 by and between Onyx Software Corporation, a Washington corporation (the "Company") and Brian Henry (the "Executive"). This Third Amendment modifies the employment agreement originally executed between the parties on March 14th, 2001 (the "Employment Agreement") as modified by the Amendment to Employment Agreement dated November 14, 2001 and the Second Amendment to Employment Agreement dated April 16th, 2003 (collectively the "Amendments"), each of which is hereby incorporated by reference. In the event of any conflict between the Employment Agreement, the Amendments or this Third Amendment, the terms of this Third Amendment shall control. Capitalized terms not defined herein shall have the meaning ascribed to them in the Employment Agreement.

         In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows:

     1. Executive agrees for a period commencing January 1, 2004 and ending at the discretion of the Company but in no event later than March 31, 2004, Executive's Base Compensation shall be reduced to $292,500. At that time, Executive's Base
              Compensation shall return to $325,000.

     2. Save for as expressly provided under item #1 above, all other terms and conditions of the Employment Agreement shall remain unchanged.


IN WITNESS HEREOF, each of the parties has executed this Third Amendment, in the case of the Company by its duly authorized officer, as of January 1st, 2004.


ONYX SOFTWARE CORPORATION                   EXECUTIVE


By:    /s/ Paul Dauber                      By:    /s/ Brian Henry
       ---------------                             ---------------
       Paul Dauber                                 Brian Henry